Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in this Registration Statement of The Tracker Corporation of America, Inc. on Form SB-2/A of our report dated July 9, 1999 and restated on July 3, 2000, appearing in the Annual Report on Form 10K of The Tracker Corporation of America, Inc. for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




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Hirsch  Silberstein  &  Subelsky,  P.C.

Farmington  Hills,  Michigan

July 7,  2000


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